COMMERICAL AND INDUSTRUAL LEASE AGREEMENT

THIS LEASE is made as of February 21, 2002, between Manchester Properties, LLC (“Landlord”), with an address of 2345 Grand Ave., Ste. 400, Kansas City Missouri 64108, and Financial Credit Corporation, A Missouri Corporation D/B/A Commercial Trailer and Storage (“Tenant”), with and address of 3501 Manchester Tfwy, Kansas City, Missouri 64129, who hereby agrees as follows:

1.

PREMISES.  Subject to the covenants and conditions of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the premise (the “Premises”) commonly known and numbered as 3501 Manchester Trafficway, in the City of Kansas City, county of Jackson, State of Missouri, and further described as:  approximately 4,000square feet of office space on tow levels, along with two drive-in maintenance bays, and approximately twelve acres of surface lot area, together with the right of ingress and egress.  For the purpose of further description and clarification, a diagram illustration the location of the Premises is attached as Exhibit ‘A’.

2.

USE OF PREMISES.  The premises will be used only for: offices, sales, storage and distribution of truck trailers and intermodal containers (collectively, the “Permitted Use”).

3.

TERM.  The term of this Lease (the “Term”) is for seven (7)  years and one (1) month, commencing on the 1st day of March 2002, and ending on the 31st day of March 2009.

4.

BASE RENTALS.  Tenant shall pay to Landlord Base Rentals according to the following schedule, each due and payable monthly in advance without notice or demand at Landlord’s above stated address, or at any other place Landlord designates in writing.  The first monthly rent installment representing April Base Rentals will be paid upon full execution of this Lease, and all subsequent monthly Base Rentals will be due on the first day of each succeeding month during the Term.  The amount of each monthly rent installment will be as follows:

March 1, 2002-March 31, 2002

Rent Abated

April 1, 2002-March 31, 2005

$13,000.00 per month

April 1, 2005-March 31, 2007

$14,000.00 per month

April 1, 2007-March 31, 2009

$15,000.00 per month

5.

SECURITY DEPOSIT.  Concurrently with its execution of this Lease, Tenant shall deliver to Landlord $10,000.00 as security for the performance by Tenant of every covenant and condition of this Lease (the “Security Deposit”).  Said Security Deposit may be co-mingled with other funds of Landlord and shall bear no interest.  If Tenant shall default with respect to any covenant or condition of this Lease, including, but not limited to the payment of rent, Landlord may apply the whole or any part of such Security Deposit to the payment of any sum in default or any sum which Landlord may be required to spend by reason of Tenant’s default.  If any portion of the Security Deposit is so applied, Tenant, upon demand by Landlord, will deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount.  Should Tenant comply with all of the covenants and conditions of this Lease, the Security Deposit or any balance thereof shall be returned to Tenant promptly after the expiration of the term thereof.

6.

POSSESSION AT BEGINNING OF TERM.  Landlord shall use due diligence to give possession as nearly as possible at the beginning of the Term.  Rent shall abate pro rata for the period of any delay in giving Tenant possession, and the Term will be extended as a result of such delay.   Tenant will make on other claim against Landlord for delay in obtaining possession.

7.

PROPERTY INSURANCE.  Tenant shall comply with all reasonable insurance regulations so the lowest property damage insurance and liability insurance rates may be obtained; and nothing shall be done or kept in or on the Premises by Tenant which will cause an increase in the premium for nay such insurance on the Premises or on any building of which the Premise are a part or on nay contents located therein, over the rate usually obtained for the proper use of the Premises permitted by this Lease or which will cause cancellation or make void any such insurance.

If, during the Term, the premiums for any such property damage insurance maintained by Landlord with respect to the Premises are increased, or if the amount of property damage coverage that must be maintained with respect to the Premises is increases, then the Tenant will pay to Landlord, as additional rent, the amount of all such increases in excess of the premium covering the Premises for the policy year 2002 within thirty (30) days after receipt of Landlord’s billing statement and demand for payment of the same.  The amount payable by Tenant under this section will be pro rated on a per diem basis for the partial years, in which this Lease commences and terminates.

Tenant shall maintain, at all times during the Term, adequate insurance on its personal property used, stored or kept in the Premises.

8.

INDEMNITY AND LIABILITY INSURANCE.  Tenant shall at all times indemnify, defined and hold Landlord harmless from all loss, liability, costs, damages and expenses that occur or be claimed with respect to any person or persons, or property on or about the Premises or to the Premises resulting from any act done or omission by through Tenant, its agents, employees, invitees or any person on the Premises by reason of Tenant’s use or occupancy or resulting from Tenant’s non-use or possession of said property and any and all loss, cost, liability or expense resulting therefrom.  Tenant shall maintain, at all times during the Term, comprehensive general liability insurance in a responsible insurance company, licensed to do business in the state which the Premises are located and satisfactory to Landlord, properly protecting and  indemnifying Landlord with single limit coverage of not less than $1,000,000 fro injury to or for death of persons and for property damage. Prior to taking possession of the Premises, and at any time during the Term as requested, Tenant shall furnish Landlord with a certificated or certificates of insurance covering such insurance so maintained by Tenant and naming Landlord and Landlord’s mortgages, if any, as additional insureds.

9.

ASSIGNMENT AND SUBLETTING.  Tenant shall not assign, transfer or encumber this Lease and shall not sublease the Premises or any part thereof or allow any other person to be in possession thereof without the prior written consent of Landlord, in each and every instance, which consent or consents interest in Tenant (whether in one or more related or unrelated transactions), whether by transfer of stock, consolidation, merger, transfer of a partnership interest or transfer of any or all of Tenant’s assets or otherwise, or by operation of law, shall be deemed an assignment of this lease.  Notwithstanding any permitted assignment of subletting, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the rent herein specified and for compliance with all of its other obligations under the terms and provisions of this Lease.

10.

SIGNS AND ADVERTISEMENTS.  Tenant shall not place upon nor permit to be placed upon nay part of the Premises, any signs, billboards or advertisements whatever, without the prior written consent of Landlord, which consent shall not be unreasonably withheld.  Tenant shall be allowed to display signs upon trailers in the paved area and to post a sign on the west side of the building facing Manchester, provided the signs of similar size and position to that shown in Exhibit “B” attached.

11.

 CONDITION OF PREMISES AT BEGINNING AND END OF TERM.  Tenant acknowledges Tenant has inspected the Premises and, except as may be provided otherwise in the Lease and without abrogating Landlord’s obligations under paragraph 15 hereof, Tenant accepts the Premises in their present condition.

At the end of the Term, except for damage caused by fire or other perils, Tenant, at Tenant’s expense, will (a) surrender the Premises in as good condition as the Permitted Use will have reasonably permitted. Subject to Tenant’s obligations stated in Paragraphs 12 and 14 herein; (b) have removed all of Tenant’s property from the Premises; (c) have promptly repaired and damage to the Premises caused by the removal of Tenant’s Property; and (d) leave the Premises free of trash and debris and the building in “broom clean” condition.

12.

MAINTENANCE AND REPAIR BY TENANT.   Except for the obligations imposed upon Landlord in Paragraph 15 hereof, and except fro damage resulting from an Insurable Loss, during the Term and at Tenant’s sole cost and expense, Tenant will maintain and keep in good order, repair and condition and, when necessary, will replace all parts of the Premises (except those for which Landlord is expressly responsible under the terms of this Lease), including, but not limited to, dock bumpers and other dock equipment and apparatus, utility service lines from the point where they enter the building(s) of which the Premises are a part, interior walls, inside surfaces of exterior walls, fixtures, floor coverings, lighting fixtures, heating, ventilating, air-conditioning, plumbing, sprinkler system, glass windows, doors, electrical and other mechanical equipment, appliances and systems, improvements made by and at the expense of Tenant and Tenant’s property, including, but not limited to, Tenant’s signs and advertisements.  Tenant will police and keep the driveways, approaches, sidewalks, parking areas and adjacent alley that are a part of the Premises clean, orderly, sightly, unobstructed and free from ice and snow.  Tenant will regularly maintain trees and other landscaping of the Premises and will prevent water pipes in the Premises from freezing.

13.

LANDLORD’S RIGHT OF ENTRY.  Landlord or Landlord’s agent may enter the Premises at reasonable hours to examine the same, to show the same to prospective lenders and purchases, and to do anything Landlord may be required to do hereunder or which Landlord may deem necessary for the good of the Premises or any building of which they are a part; and, during the last 180 days of this Lease, Landlord may display a “For Lease” sign on and show the Premises with reasonable notice to Tenant.

14.

 MAINTENANCE OF PARKING LOT.  Tenant shall be responsible for maintenance, cleaning, repainting, and repairs of the parking areas, driveways, sidewalks, and approaches caused by placement or movement of intermodal containers, trucks, trailers, trash containers, truck trailer dollies, etc.  Tenant agrees that asphalt surface of the lot does not concurrently have nay penetrations, and Tenant further agrees to deliver the surface of the lot does not currently have any penetrations, and Tenant further agrees to deliver to the surface the same or better condition at the expiration of the Term or upon vacating the Premises.

15.

 MAINTENANCE AND REPAIR BY LANDLORD.  Landlord, during the Term and at Landlord’s sole cost and expense, will maintain and keep in good repair the roof, exterior walls (exclusive of inside surfaces and glass, windows, and doors), gutters, down spouts, foundations and all other structural components of the building(s) of which the Premises are a part, all underground plumbing and sewer lines, and water, gas, and electric service lines to the point where such service lines enter the building(s) of which the Premises are a part.  Landlord will be under no obligation, and will not be liable for any failure, to make any repairs until and unless Tenant notifies Landlord in writing they are necessary, in which event Landlord will have a reasonable time after notice to make such repairs.

16.

DAMAGE BY CASUALTY.  In case, during the Term previous thereto, the Premises hereby let, or the building of which said Premises are a part, shall be destroyed or shall be so damaged by fire or other casually as to become untenantable, then in such event, Tenant shall cease making rent payments, the Term shall cease and this Lease shall become null and void from the date such damage or destruction and Tenant shall immediately surrender said Premises and all interest therein to Landlord.  Tenant shall remove all rubbish, debris, merchandise, furniture, equipment, and other of its personal property, within five days after the request of Landlord.  If the Premises shall be but slightly injured by fire or other casualty, so as not to render the same untenable and unfit for occupancy, then the Landlord shall repair the same with all reasonable promptitude, and in that case the rent shall not abate.  Except as provided herein, no compensation or claim shall be made by or allowed to Tenant by reason of any inconvenience or annoyance arising from the necessity or repairing any portion of the building or the Premises, however the necessity may occur.

17.

PERSONAL PROPERTY.  Landlord shall not be liable for any loss or damage to any merchandise inventory, goods, fixtures, improvements or personal property of Tenant in or about the Premises.

18.

  ALTERATIONS.  Tenant shall not make any alterations or additions in or to the Premises without the prior written consent of Landlord.

19.

UTILITIES AND SERVICES  Tenant shall furnish and pay for all electricity, gas, water, fuel, trash removal and any services or utilities used in or assessed against the Premises, unless otherwise herein expressly provided.

20.

 LEGAL REQUIRMENTS.  Tenant shall comply with all laws, orders, ordinances and other public requirements now or hereafter affecting the Premises or the use thereof, including without limitation ADA, OSHA and like requirements, and shall indemnify, defend and hold Landlord harmless from expenses or damage resulting from failure to do so.

21.

MULTIPLE TENANCY BUILDING.  Tenant acknowledges that the Premises are a part of a multiple tenancy property, and the responsibility of Tenant for reimbursement as called for in Paragraphs 7 and 23 of this Lease shall be a percentage of the total increase equal to the percentage of the total land area and rentable floor space occupied by Tenant.  It is agreed Tenant occupies 40.0% (“Proportionate Share”) of the total rentable property for which the Premises are a part.

Tenant agrees to conduct business in a manner that will not be objectionable to other tenants in the building of which the Premises are a part, including noise, vibration, odor, trash, or fumes.  In the event Landlord receives complaints from other tenants in the building and determines, in its sole reasonable judgment, that Tenant is conducting its operations in a manner so as to be objectionable to other Tenants, Tenant agrees, upon notice from Landlord thereof, to promptly modify the conduct of its operations to eliminate such objectionable operations.

22.

FIXTURES.  Except for Tenant’s property and business fixtures, all buildings, repairs, alterations, additions, improvements, installations, and other non-business fixtures installed or erected on the Premises, whether by or at the expense of Landlord or Tenant, will belong to Landlord and will remain on and be surrendered with the Premises at the expiration or termination of this Lease.  However, at Landlord’s option, Tenant shall remove Tenant’s alterations or improvements prior to the expiration of this Lease and return the Premises to their original condition.

23.

INCREASE IN REAL ESTATE TAXES AND SPECIAL ASSESSMENTS.  IN the event the real estate taxes and installments of special assessments, payable with respect to the Premises during any lease year shall be greater than the amount of such taxes and installments due and payable during the base year of 2001, whether by reason of an increase in tax rate or an increase in the assessed valuation or otherwise, Tenant shall pay to Landlord the full amount of such increase as additional rent within thirty (30) days after the notice that same is due.  Should Tenant occupy less than the whole property against which such taxes are assessed, Tenant’s obligation hereunder shall be limited to its Proportionate Share of such increased taxes and special assessments.

24.  EMINENT DOMAIN.  If the Premises or any substantial part thereof shall be taken under the power of eminent domain or be acquired for any public or quasi-public use or purpose, the Term shall cease and terminate upon the date when the possession of said Premises or the part thereof so taken shall be required fro such use or purpose and without appointment of the award, and Tenant shall have no claim against Landlord for the value of any unexpired Term.  If any condemnation proceeding shall be instituted in which it is sought to take or damage any part of the Premises or the building of which the Premises are a part or the land under it, or if the grade of any street adjacent to the Premises is changed by any legal authority and such change of grade makes it necessary or desirable to remodel the Premises to conform to the changed grade, Landlord shall have the right to cancel this Lease after having given written notice of cancellation to Tenant not less than ninety (90) days prior to the date of cancellation designated in the notice.  In either said events, rent at the then current rate shall be apportioned as of the date of the termination.  No money or other consideration shall be payable by Landlord to Tenant for the right of cancellation and Tenant shall have not right in the condemnation award or in any judgment for damages caused by the taking or the change of grade.  Nothing in this paragraph shall preclude an awards being made to Tenant for loss of business or depreciation to and cost of removal of equipment and fixtures.

1.

 WAIVER OF SUBROGATION.  As part of the consideration for this Lease, each of the parties hereby releases the other party from all liability for damage due to any neglect of the other party (except as hereinafter provided) occasioned to property owned by said parties which is or might be incident to or the result of a fire or any other casualty against loss for which either of the parties is now carrying or hereafter may carry insurance; provided, however, that the releases herein contained shall not apply to any loss or damage occasioned by intentional acts of either of the parties hereto, and the parties hereto further covenant that any insurances they obtain on their respective properties shall contain an appropriate provision whereby the insurance company, or companies, consent to the mutual release or liability contained in this paragraph.

2.

DEFAULT AND REMEDIES.  In the event: (a) Tenant fails to comply with any term, provision, condition or covenant of this Lease; (b) Tenant deserts or vacates the Premises; (c) any petition is filed by or against Tenant under any section or chapter of the Federal Bankruptcy Act, as amended, or under any similar law or statute of the United States or any state thereof;; (d) Tenant becomes insolvent or makes a transfer in fraud of creditors; (e) Tenant makes an assignment for the benefit of creditors; or (f) a receiver is appointed for Tenant or any of the assets of Tenant, then in any of such events, Tenant shall be in default and Landlord shall have the option to do any one or more of the following: upon ten (10) days prior to written notice, excepting the payment of rent or additional for which no demand or notice shall be necessary, in addition to and no in limitation of any other remedy permitted by law, to enter upon the Premises either with or without process of law, and to expel, remove and put out Tenant or nay other persons who might be thereon, together with all personal property found therein; and, Landlord may terminate this Lease or it may from time to time, without terminating this Lease, rent said Premises or any part thereof for such term or terms (which may be for a term extending beyond the Term) and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may seems advisable, with the right to repair, renovate, remodel, redecorate, alter and change Premises. At the option of the Landlord, rents received by Landlord such reletting shall be applied first to the payment of any indebtedness from Tenant to Landlord other than rent and additional rent due hereunder; second, to payment of any costs and expenses of such reletting, including, but not limited to, attorney’s fees, advertising fees, and brokerage fees, and to the payment of any repairs, renovation, remodeling, redecorations, alterations and changes in the Premises; third, to the payment of rent and additional rent due and payable hereunder and interest thereon; and, if after applying said rentals there is any deficiency in the rent and additional rent and interest to be paid by Tenant under this Lease, Tenant shall pay any such deficiency to Landlord and such deficiency shall be calculated and collected by Landlord monthly.  No such re-entry or taking possession of said Premises shall be construed as an election of Landlord’s part to terminate this Lease unless a written notice of such intention be given to Tenant.  Notwithstanding any such reletting  without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach and default.  Should Landlord at any time terminated this Lease by reason of any default, in addition to any other remedy it may have, it may recover from Tenant the worth at the time of such termination of the excess of the amount of rent and additional rent reserved  in this Lease for the balance of the Term over the then reasonable rental value of the Premises for the same period.  Landlord shall have the right to remedy to seek redress in the courts at any time to correct or remedy any default of Tenant by injunction or otherwise, without such resulting or being deemed a termination of this Lease, and Landlord, whether this Lease has been or is terminated or not, shall have the absolute right by court action or otherwise to collect any and all amounts of unpaid rent or unpaid at the date of termination.  In case it should be necessary for Landlord to bring any action under this Lease, to consult or place said lease or any amount payable by Tenant hereunder with an attorney concerning or for the enforcement of any Landlord’s rights hereunder, then Tenant agrees in each and any such case to pay to Landlord, Landlord’s reasonable attorney’s fees.

3.

WAIVER.  The rights and remedies of Landlord under this Lease, as well as those provided or accorded by law, shall be cumulative, and none shall be exclusive of any other rights and remedies hereunder or accorded by law.  A waiver by Landlord of any breach or breaches, default or defaults of Tenant hereunder shall not be deemed on construed to be a continuing waiver of such breach or default nor as waiver of or permission, expressed or implied, for any subsequent breach or default, and it is agreed that the acceptance by Landlord of any installment of rent subsequently to the date the same should have been paid hereunder, shall in no manner alter or affect the covenant and obligation of Tenant to pay subsequent installments of rent promptly upon the due date thereof.  No receipt of money by Landlord after the termination of this Lease shall in any way reinstate, continue or extend the term above demised.

4.

TOXIC OR HAZARDOUS MATERIALS.  Tenant shall not store, use or dispose of any materials that are regulated by or establish liability under applicable federal, state, or local laws or regulations controlling human health or the environment (“Hazardous Materials”) in, on or about the Premises without the prior written consent of Landlord except such Hazardous Materials in maintenance or consumer products used and stored in the normal course of Tenants business allowed under this Lease so long as Hazardous Materials are stored and used in quantities which do not require reporting under applicable law and are managed so that there is no release to the environment or contamination of the Premises.  Tenant, at its sole cost, will comply with all laws relating to Tenant’s storage, use and disposal of Hazardous Materials.  Tenant shall solely be responsible for and will defend, indemnify and hold Landlord, its agents and employees, harmless from and against all claims, costs and liabilities, including attorney’s fees and costs, arising out of or in connection with the removal, clean-up and restoration work and materials necessary to return the Premises, and any other property of whatever nature located on the Premises, to their condition existing prior to the appearance of Hazardous Materials on the Premises Tenant’s obligations under this paragraph will survive the termination of this Lease.

29.  REAL ESTATE BROKERAGE.  JP Fogel and Company, the Broker identified in the Agency Disclosure Addendum attached to and hereby incorporated into this Lease, is the only real estate broker involved in representing or procuring the parties to this Lease.  Upon complete execution of this Lease by both Landlord and Tenant, Landlord will pay the Broker a leasing commission of six percent (6%) of the gross rentals to be received under the Term of this Lease, pursuant to the agreement between Landlord and Broker.

If the Premises are purchased by Tenant during the Term, Landlord will pay such Broker a sales commission of six percent (6%) of the purchase price, less any commissions paid by Landlord to Broker for unrecognized gross rentals on the date of closing.

Any party to this Lease through whom a claim to any broker’s, finder’s, or other fee is made, contrary to the representation made above in this paragraph, shall indemnify, defend and hold harmless the other party to this Lease from any other loss, liability, damage, cost or expense including, without limitation, reasonable attorney’s fees court costs and other legal expenses paid or incurred by the other party, that is in any way related to such a claim.

1.

 NOTICES.  Any notice hereunder shall be sufficient if sent by certified mail, addressed to Tenant at the Premises, and to Landlord where rent is payable.

2.

SUBORDINATION.  In the event Landlord holds title to said Premises by virtue of a lease, then this sublease is and shall remain subject to all of the terms and conditions of such underlying lease, so far as shall be applicable to the Premises.  This Lease shall also be subject and subordinate in law and equity to any existing future mortgage or deeds of trust placed by Landlord upon the Premises or the property of which the Premises form a part.

3.

 SUCCESSORS.  The provisions, covenants, and conditions of this Lease shall bind and inure to the benefit of the legal representatives, heirs, successors and assigns of each of the parties hereto, except that no assignment or subletting by Tenant without the written consent of Landlord shall vest any rights in the assignee or subtenant of Tenant.

4.

  QUIET POSSESSION.  Landlord agrees, so long as Tenant fully complies with all of the terms, covenants and conditions herein contained on Tenant’s part to be kept and performed, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises for the Term aforesaid, it being expressly understood and agreed that the aforesaid covenant of quiet enjoyment shall be binding upon Landlord, its heirs, successors or assigns, but only during such party’s ownership of the Premises.  Landlord and Tenant further covenant and represent that each has full right, title, power and authority to make, execute and deliver this Lease.

5.

  BANKRUPTCY.  Neither this Lease nor any interest therein nor any estate hereby created shall pass to any trustee or receiver in bankruptcy or to any other receiver or assignee for  the benefit of creditors by operation of law or otherwise during the Term or renewal thereof.

6.

  HOLDING OVER.  If Tenant should remain in possession of the Premises after the expiration of this Lease term and without executing a new Lease, then, upon acceptance of rent by Landlord, such holding over shall be construed as a tenancy from month to month, subject to the conditions, provisions, and obligations of this Lease as existed during the last month of the term hereof, so far as applicable to a month-to-month tenancy, except that the monthly Base Rentals shall be equal to one and one half the monthly Base Rentals payable during the month immediately prior to the expiration or termination of this Lease.

7.

  ENTIRE AGREEMENT.  This Lease contains the entire agreement between the parties, and no modification of this Lease shall be binding upon the parties unless evidenced by an agreement in writing signed by Landlord and Tenant after the date hereof.  If there be more than one Tenant named herein, the provisions of this Lease shall be applicable to and binding upon such Tenants, jointly and severally.

8.

  ATTORNMENT.  Tenant shall attorn to any successor to Landlord upon request and to execute any documents reasonably required or appropriate to effectuate such an attornment, or the subordination aforesaid, upon written notice thereof, and Tenant does not hereby make, constitute and irrevocably appoint Landlord as Tenant’s attorney-in-fact and in Tenant’s name, place and stead to execute all such documents in accordance therewith.

9.

  ESTOPPEL CERTIFICATES.  Tenant shall at any time not less than ten (10) days’ prior written notice from Landlord execute, acknowledge, and deliver to Landlord or to any tender of or purchaser from Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if modified stating the nature of such modifications) and the date to which the rent and other charges are paid in advance, if any, and acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord or specifying such defaults if any are claimed.  Any such statement may be conclusively relied upon by any prospective purchaser or encumbrance of the Premises or of the business of Landlord.

10.

 IMPROVEMENTS BY TENANT.  Tenant shall be permitted to make certain improvements to the Premises as follows:

A.

Making cosmetic improvements to the office areas, including paint, floor coverings, drop ceiling and lighting systems;

B.

Upgrading HVAC systems, if necessary;

C.

Constructing two (2) restrooms, if necessary;

D.

Replacing windows and installing a formal entrance into the office areas

E.

Constructing interior fencing to demise the maintenance bays;

F.

Relocating the exterior fencing to allow for access the bays;

Landlord consents to Tenant’s contractor, Triad Construction, completing the improvements to the Premises, so long as lien waivers are provided to Landlord within a reasonable period following completion of the work.  Landlord shall contribute an improvement allowance (the “Allowance”), which shall not exceed Sixty Thousand Dollars ($60,000.00), toward the completion of improvements outlined above.  Tenant shall be responsible for all costs exceeding the Allowance.  Tenant shall submit actual invoices for the completed work to Landlord no later than August 31, 2002.  Upon receipt of invoices and lien waivers, Landlord shall provide Tenant with the Allowances in the form of a check to Tenant or Tenant’s contractor.  Tenant shall not permit or allow mechanics liens to be filed against the Premises or any other property owned by Landlord.  All improvements and modifications made by Tenant to the Premises shall, unless otherwise agreed to by Tenant and Landlord, remain a part of the Premises upon the termination of the Lease or vacation of the Premises by Tenant.  Finally, all improvements made to the Premises shall made in accordance with the applicable codes in the City of Kansas City, Missouri, and it shall be the sole responsibility of Tenant and Tenant’s contractor to verify compliance.

11.

HVAC SYSTEMS.  Landlord shall warrant the functionality of the existing heating, venting and air-conditioning (“HVAC”) systems in the office areas through March 31, 2003.  Landlord’s warranty shall be conditioned upon Tenant contracting for the routine maintenance of the HVAC, including replacement of filters.  In the event of that the existing HVAC requires repair during the warranty period, Tenant shall have the option of (a) notifying Landlord in writing and allowing the Landlord to repair the systems in reasonable time or (b) contracting directly for the repairs and submitting the invoice to Landlord for reimbursement within thirty (30) days.

41.  TENANT’S RIGHT OF FIRST NEGOTIATION.  If at any time during the Term Landlord shall desire to offer for sale the property located at 3501 Manchester, Kansas City, Missouri (the “Manchester Property”), Landlord shall (provided that Tenant shall not then be in default hereunder), by written notice to Tenant, communicate the terms of such proposed sale to Tenant.  Such terms shall include at least the sale of price, the form of payment therefore and the date of closing.  Tenant shall then have exclusive right, for a period of ten (10) calendar days, to accept or negotiate the terms of such offer and to execute and deliver to Landlord a definitive contract of sale of purchase of the Manchester Property on terms and conditions acceptable to Landlord and Tenant.

Upon the expiration of such period without the mutual execution and delivery by Landlord and Tenant of a definitive sale of contract for the Manchester Property, such right of first negotiation shall expire.  In the event that Landlord and Tenant shall mutually execute and deliver a definitive sale of contract but the transaction contemplated by such contract shall not, for any reason, close, then Tenant’s exclusive right shall expire on the date on which the closing was to have occurred.  Upon the expiration of Tenant’s right of first negotiation, Landlord thereafter shall have no obligation to negotiate with Tenant in connection with any future sale of the Manchester Property.

In no event shall the existence of such right of first negotiation for the purchase of the Manchester Property apply to any lease or financing of all or any portion of the Manchester Property of any interest therein or to the sale or other transfer of all or any portion of the Manchester Property or any interest therein to any entity owned or controlled by Landlord.

12.

ACCESS TO MAINTENANCE BAYS.  Tenant shall have access to the maintenance bays through the two (2) overhead doors and through the personnel door on the north wall of the maintenance area.  Access shall not inhibit Landlord’s ability to access the electrical panels along the north wall.  Tenant shall have common access to the shop restroom along the north wall of the shop area, provided that Tenant share in the reasonable upkeep and cleaning of the restroom.

IN WITNESS WHEREOF, said parties hereunto subscribed their names.  Executed in four (4) originals.

LANDLORD

TENANT

Manchester Properties Unlimited

Financial Credit Corp., A Missouri

D/B/A/Commercial Trailer & Storage

By://s// Thom C

By://s// Richard G.  Honan

Title: President

Title: Chairman

Date: 2-25-02

Date: 2-22-02